EXHIBIT 4.11

AMENDMENT NO. 2 TO SERIES 2018-VF1 INDENTURE SUPPLEMENT
Amendment No. 2 to Series 2018-VF1 Indenture Supplement, dated as of September 28, 2018 (this “Amendment”), among NRZ ADVANCE RECEIVABLES TRUST 2015-ON1, as issuer (the “Issuer”), DEUTSCHE BANK NATIONAL TRUST COMPANY, as indenture trustee (in such capacity, the “Indenture Trustee”), calculation agent (in such capacity, the “Calculation Agent”), paying agent (in such capacity, the “Paying Agent”), and securities intermediary (in such capacity, the “Securities Intermediary”), HLSS HOLDINGS, LLC (“HLSS”), as administrator on behalf of the Issuer, JPMORGAN CHASE BANK, N.A. (“JPMorgan”), as administrative agent in respect of the Series 2018-VF1 Notes (in such capacity, the “VFN Administrative Agent”), OCWEN LOAN SERVICING, LLC (“OLS”), NEW RESIDENTIAL MORTGAGE LLC (“NRM”), NEW PENN FINANCIAL, LLC D/B/A SHELLPOINT MORTGAGE SERVICING (“Shellpoint”) and NEW RESIDENTIAL INVESTMENT CORP. (“NRZ”) and consented to by JPMORGAN CHASE BANK, N.A. as noteholder of the Series 2018-VF1 Notes (in such capacity, the “Noteholder”).
RECITALS
The Issuer, Indenture Trustee, Calculation Agent, Paying Agent, Securities Intermediary, OLS, NRM, Shellpoint, the Administrator and Credit Suisse AG, New York Branch (“Administrative Agent”) are parties to that certain Second Amended and Restated Indenture, consented to by the VFN Administrative Agent in respect of the Series 2018-VF1 Notes issued under the Second Amended and Restated Indenture, dated as of September 7, 2018, as may be amended, restated, supplemented, or otherwise modified from time to time (the “Existing Base Indenture”), the provisions of which are incorporated, as modified by that certain Series 2018-VF1 Indenture Supplement, dated as of March 22, 2018, as amended by Amendment No. 1, dated as of September 7, 2018, and as the same may be further amended, restated, supplemented or otherwise modified from time to time (the “Existing Indenture Supplement,” and together with the Existing Base Indenture, the “Existing Indenture”), among the Issuer, Indenture Trustee, Calculation Agent, Paying Agent, Securities Intermediary, OLS, NRM, the Administrator, the VFN Administrative Agent and NRZ. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Indenture.
The Issuer, Indenture Trustee, Calculation Agent, Paying Agent, Securities Intermediary, OLS, NRM, HLSS, Shellpoint, the VFN Administrative Agent and NRZ have agreed, subject to the terms and conditions of this Amendment, that the Existing Indenture Supplement be amended to reflect certain agreed upon revisions to the terms of the Existing Indenture Supplement.
Pursuant to Section 12.2 of the Existing Base Indenture and Section 13(b) of the Existing Indenture Supplement, the Issuer, Indenture Trustee, Calculation Agent, Paying Agent, Securities Intermediary, OLS, NRM, Shellpoint, the Administrator, the VFN Administrative Agent and NRZ, with the consent of 100% of the Noteholders of the Series 2018-VF1 Notes, may amend the Existing Indenture Supplement, with the consent of the Subservicer and the Series Required Noteholders of each Series materially and adversely affected by such amendment and upon delivery of an Issuer Tax Opinion, for the purpose of adding or changing in any manner any provisions of the Existing Indenture Supplement.

Pursuant to Section 12.3 of the Existing Base Indenture, the Issuer shall deliver to the Indenture Trustee an Opinion of Counsel stating that the execution of such amendment is authorized and permitted by the Existing Base Indenture and that all conditions precedent thereto have been satisfied (the “Authorization Opinion”).
The Noteholder waives the requirement for the delivery of an Issuer Tax Opinion and other opinions as set forth in this Amendment.
The Noteholder holds 100% of the Series 2018-VF1 Notes and therefore is the Series Required Noteholder.
Accordingly, the Issuer, Indenture Trustee, Calculation Agent, Paying Agent, Securities Intermediary, OLS, NRM, Shellpoint, the Administrator, VFN Administrative Agent, NRZ and the Noteholder hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Indenture Supplement is hereby amended as follows:
Section 1.Amendment to the Existing Indenture Supplement. Effective as of the Amendment Effective Date (defined below), Section 4 of the Existing Indenture Supplement is hereby amended by deleting subsection (iv) thereof in its entirety and replacing it with the following:
(iv)is a Facility Eligible Receivable that is attributable to a Small Threshold Servicing Agreement, a Low Threshold Servicing Agreement, or a Middle Threshold Servicing Agreement, to the extent that the Receivable Balance of such Receivable, when added to the aggregate Receivable Balances of all Facility Eligible Receivables outstanding with respect to Small Threshold Servicing Agreements, Low Threshold Servicing Agreements and Middle Threshold Servicing Agreements would cause the total Receivable Balances attributable to all Facility Eligible Receivables outstanding with respect to Small Threshold Servicing Agreements, Low Threshold Servicing Agreements and Middle Threshold Servicing Agreements to exceed 20.0% of the total Receivable Balances of all Facility Eligible Receivables included in the Trust Estate;
Section 2.    Noteholder Consent and Waiver. The Noteholder hereby consents to this Amendment and waives, and instructs the Indenture Trustee to waive the requirements (i) in Section 12.2 of the Existing Base Indenture for the delivery of an Issuer Tax Opinion and (ii) in Section 12.3 of the Existing Base Indenture for the delivery of an Authorization Opinion. Further, the Noteholder hereby waives and instructs the Indenture Trustee to waive each requirement for the delivery of any other opinions and certificates in connection with this Amendment pursuant to Sections 1.3, 1.4 and 12.3 of the Existing Base Indenture.
Section 3.    Series Required Noteholder. The Noteholder hereby represents and certifies that (i) it holds 100% of the Series 2018-VF1 Notes and therefore is the Series Required Noteholder, (ii) it has the authority to deliver this certification and the directions included herein to the Indenture Trustee, (iii) such power has not been granted or assigned to any other person, and (iv) the Indenture Trustee may conclusively rely upon this certification.

Section 4.    Condition to Effectiveness of this Amendment. This Amendment shall become effective on the date (the “Amendment Effective Date”) upon the execution and delivery of this Amendment by all parties hereto.
Section 5.    Representations and Warranties. The Issuer hereby represents and warrants to the Indenture Trustee, the Noteholders, the Servicer, any Supplemental Credit Enhancement Provider and any Liquidity Provider that it is in compliance with all the terms and provisions set forth in the Existing Base Indenture on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 9.1 of the Existing Base Indenture.
Section 6.    Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Indenture shall continue to be, and shall remain, in full force and effect in accordance with its terms and the execution of this Amendment.
Section 7.    Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.
Section 8.    Recitals. The statements contained in the recitals to this Amendment shall be taken as the statements of the Issuer, and the Indenture Trustee (in each capacity) assumes no responsibility for their correctness. The Indenture Trustee makes no representation as to the validity or sufficiency of this Amendment (except as may be made with respect to the validity of its own obligations hereunder). In entering into this Amendment, the Indenture Trustee shall be entitled to the benefit of every provision of the Existing Base Indenture relating to the conduct of, affecting the liability of, or affording protection to the Indenture Trustee.
Section 9.    Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.
Section 10.    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.
Section 11.    Owner Trustee. It is expressly understood and agreed by the parties hereto that (a) this Amendment is executed and delivered by Wilmington Trust, National Association, not individually or personally, but solely as Owner Trustee of the Issuer under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking and agreement by Wilmington Trust, National Association but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust, National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) Wilmington Trust, National Association has made no investigation as to the accuracy or completeness of any representations or warranties made by the Issuer in this Amendment and (e) under no circumstances shall Wilmington Trust, National Association be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Amendment or the other Transaction Documents.
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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date first above written.
NRZ ADVANCE RECEIVABLES TRUST 2015-ON1, as Issuer

By: Wilmington Trust, National Association, not in its individual capacity but solely as Owner Trustee
By: /s/ Beverly S. Capers
Name: Beverly S. Capers
Title: Assistant Vice President

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[Signature page to NRART 2015-ON1 Amendment No. 2 to Series 2018-VF1 Indenture Supplement]

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary and not in its individual capacity

By: /s/ Renaldo Reyes
Name: Renaldo Reyes
Title: Vice President

By: /s/ Erica Blair
Name: Erica Blair
Title: Associate

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[Signature page to NRART 2015-ON1 Amendment No. 2 to Series 2018-VF1 Indenture Supplement]

OCWEN LOAN SERVICING, LLC

By: /s/ John P. Kim
Name: John P. Kim
Title: President and Chief Executive Officer

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[Signature page to NRART 2015-ON1 Amendment No. 2 to Series 2018-VF1 Indenture Supplement]

HLSS HOLDINGS, LLC
By:     /s/ Cameron MacDougall
Name: Cameron MacDougall
Title: Secretary

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[Signature page to NRART 2015-ON1 Amendment No. 2 to Series 2018-VF1 Indenture Supplement]

NEW RESIDENTIAL MORTGAGE LLC
By:     /s/ Cameron MacDougall
Name: Cameron MacDougall
Title: President

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[Signature page to NRART 2015-ON1 Amendment No. 2 to Series 2018-VF1 Indenture Supplement]

NEW RESIDENTIAL INVESTMENT CORP.
By: /s/ Nicola Santoro, Jr.
Name:     Nicola Santoro, Jr.
Title: Chief Financial Officer

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NEW PENN FINANCIAL, LLC d/b/a SHELLPOINT MORTGAGE SERVICING

By: /s/ Olufunmilola Oyekan
Name: Olufunmilola Oyekan
Title: Corporate Counsel

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[Signature page to NRART 2015-ON1 Amendment No. 2 to Series 2018-VF1 Indenture Supplement]

CONSENTED TO BY:
JPMORGAN CHASE BANK, N.A., as 100% Noteholder of the Series 2018-VF1 Notes
By: /s/ Rifat Chowdhury
Name: Rifat Chowdhury
Title: Executive Director

[Signature page to NRART 2015-ON1 Amendment No. 2 to Series 2018-VF1 Indenture Supplement]